AMENDMENT TO
DISTRIBUTION AGREEMENT

This amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) by and between TrimTabs ETF Trust (“Fund Company”), FCF Advisors LLC (formerly known as TrimTabs Asset Management, LLC) (“Adviser”) and Quasar Distributors, LLC (“Foreside”) is entered into as of _________, 2021 (the “Effective Date”).

WHEREAS, Fund Company, Adviser and Foreside (the “Parties”) desire to amend and restate Schedule A to the Agreement; and

WHEREAS, Article 14 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Schedule A to the Agreement is hereby deleted in its entirety and replaced by the Schedule A attached hereto.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

QUASAR DISTRIBUTORS, LLC	TRIMTABS ETF TRUST

By: _________________________	By: _________________________
Derin Cohen, Chief Compliance
Officer

FCF ADVISORS LLC
(with respect to Articles 5 and 6 only)

By: ________________________________
Derin Cohen, Chief Compliance
Officer

AMENDED AND RESTATED
SCHEDULE A TO THE DISTRIBUTION AGREEMENT

(as of November 29, 2021)

List of Funds

Name of Series	Ticker
FCF US Quality ETF	TTAC
FCF International Quality ETF	TTAI
Donoghue Forlines Risk Managed Innovation ETF	DFNV
Donoghue Forlines Tactical High Yield ETF	DFHY
Donoghue Forlines Yield Enhanced Real Asset ETF	DFRA